Exhibit 99.1

GREAT PLAINS ENERGY REPORTS SECOND QUARTER RESULTS

Kansas City, Mo. (August 9, 2017) - Great Plains Energy (NYSE: GXP) today announced a second quarter 2017 loss of $22.1 million or $0.10 per share of average common stock outstanding, compared with second quarter 2016 earnings of $31.6 million or $0.20 per share. For the first six months of 2017, Great Plains Energy reported a loss of $46.8 million or $0.22 per share, compared to earnings of $57.6 million or $0.37 per share for the same period in 2016.
Great Plains Energy’s adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) exclude certain costs, expenses, gains, losses and the per share dilutive effect of equity issuances resulting from the anticipated merger with Westar and the previous plan to acquire Westar. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $67.0 million and $0.43, respectively, in the second quarter of 2017 compared with $85.6 million and $0.55, respectively, in the second quarter of 2016. For the first six months of 2017, Great Plains Energy’s adjusted earnings (non-GAAP) were $86.9 million or $0.56 per share, compared with earnings of $111.6 million or $0.72 per share for the same period in 2016. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are reconciled to GAAP earnings in the financial tables included in this release.
“Our financial performance for the second quarter was in line with our expectations, as solid operational performance helped overcome the impacts of milder weather,” said Terry Bassham, chairman and chief executive officer of Great Plains Energy.
Bassham continued, “Our recently announced merger of equals with Westar Energy provides a compelling opportunity to deliver value for our shareholders and best in class service for our customers. Together, we will create a leading Midwest energy company where the many strategic benefits of our combination will create a stronger company for our customers and communities and position us to generate more value for shareholders than we could alone. We continue to work toward completing the transaction and remain confident in a timely closing in the first half of 2018.”

Great Plains Energy Second Quarter:

GREAT PLAINS ENERGY INCORPORATED
Consolidated Earnings and Diluted Earnings Per Share
Three Months Ended June 30
(Unaudited)

			Earnings (Loss) per Great
	Earnings (Loss)		Plains Energy Share
	2017	2016	2017	2016
GAAP Earnings	(millions)
Electric Utility	$68.4	$88.3	$0.32	$0.57
Other	(75.4)	(56.3)	(0.35)	(0.37)
Net income (loss)	(7.0)	32.0	(0.03)	0.20
Preferred dividends	(15.1)	(0.4)	(0.07)	—
Earnings (loss) available for common shareholders	$(22.1)	$31.6	$(0.10)	$0.20
Reconciliation of GAAP to Non-GAAP
Earnings (loss) available for common shareholders	$(22.1)	$31.6	$(0.10)	$0.20
Costs to achieve the anticipated merger with Westar:
Operating expenses, pre-tax (a)	(12.6)	5.0	(0.08)	0.03
Financing, pre-tax (b)	50.7	4.7	0.33	0.03
Mark-to-market impacts of interest rate swaps, pre-tax (c)	42.2	77.0	0.27	0.50
Interest income, pre-tax (d)	(10.6)	—	(0.07)	—
Loss on Series B Preferred Stock dividend make-whole provision, pre-tax (e)	57.1	—	0.37	—
Income tax benefit (f)	(52.8)	(32.7)	(0.35)	(0.21)
Preferred stock (g)	15.1	—	0.10	—
Impact of October 2016 share issuance (h)	n/a	n/a	(0.04)	—
Adjusted Earnings (Non-GAAP)	$67.0	$85.6	$0.43	$0.55
Average Shares Outstanding			(millions)
Shares used in calculating diluted earnings per share			215.5	154.8
Adjustment for October 2016 share issuance (h)			(60.5)	—
Shares used in calculating adjusted earnings per share (Non-GAAP)			155.0	154.8
(a) Reflects legal, advisory and consulting fees, certain severance expenses and a fair value adjustment to the forward contract to issue 7.25% Mandatory Convertible Preferred Stock, Series A and are included in Costs to achieve the anticipated merger with Westar on the consolidated statements of comprehensive income (loss).
(b) Reflects fees and interest incurred to finance the acquisition of Westar under the May 2016 Merger Agreement, including fees for a bridge term loan facility and interest on Great Plains Energy's $4.3 billion senior notes issued in March 2017 and are included in Interest charges on the consolidated statements of comprehensive income (loss).
(c) Reflects the mark-to-market loss on interest rate swaps entered into in connection with financing the acquisition of Westar under the May 2016 Merger Agreement and is included in Interest charges on the consolidated statements of comprehensive income (loss).
(d) Reflects interest income earned on the proceeds from Great Plains Energy's October 2016 equity offerings and March 2017 issuance of senior notes to fund the cash consideration for the acquisition of Westar under the May 2016 Merger Agreement and is included in Non-operating income on the consolidated statements of comprehensive income (loss).
(e) Reflects the fair value adjustment recorded within Loss on Series B Preferred Stock dividend make-whole provisions on the consolidated statements of comprehensive income (loss).
(f) Reflects an income tax effect calculated at a 38.9% statutory rate, with the exception of certain non-deductible legal and financing fees.
(g) Reflects reductions to earnings available for common shareholders related to preferred stock dividend requirements for Great Plains Energy's 7.00% Series B Mandatory Convertible Preferred Stock issued in October 2016 and is included in Preferred stock dividend requirements on the consolidated statements of comprehensive income (loss).
(h) Reflects the average share impact of Great Plains Energy's issuance of 60.5 million shares of common stock in October 2016.
On a per-share basis, drivers for the decrease in second quarter 2017 adjusted earnings (non-GAAP) per share compared to the same period in 2016 included the following:

•	An estimated $0.09 from cooler weather driven by a 17 percent decline in cooling degree days compared to the second quarter 2016;

•	$0.03 decrease in the recovery of throughput disincentive associated with the Company's energy efficiency programs;

•	$0.04 of higher depreciation and amortization; and

•	$0.01 of other items.

These drivers were partially offset by an estimated $0.05 impact from an increase in weather-normalized retail demand.
Overall retail MWh sales were down 1.8 percent in the second quarter 2017, compared to the 2016 period with the decrease primarily driven by weather. The unfavorable weather impact in the second quarter 2017, when compared to normal, was approximately $0.01 per share.
Great Plains Energy Year-to-Date:

GREAT PLAINS ENERGY INCORPORATED
Consolidated Earnings and Diluted Earnings Per Share
Year to Date June 30
(Unaudited)

			Earnings (Loss) per Great
	Earnings (Loss)		Plains Energy Share
	2017	2016	2017	2016
GAAP Earnings	(millions)
Electric Utility	$84.5	$117.3	$0.39	$0.76
Other	(101.1)	(58.9)	(0.47)	(0.39)
Net income (loss)	(16.6)	58.4	(0.08)	0.37
Preferred dividends	(30.2)	(0.8)	(0.14)	—
Earnings (loss) available for common shareholders	$(46.8)	$57.6	$(0.22)	$0.37
Reconciliation of GAAP to Non-GAAP
Earnings (loss) available for common shareholders	$(46.8)	$57.6	$(0.22)	$0.37
Costs to achieve the anticipated merger with Westar:
Operating expenses, pre-tax (a)	26.8	5.0	0.17	0.03
Financing, pre-tax (b)	77.3	4.7	0.50	0.03
Mark-to-market impacts of interest rate swaps, pre-tax (c)	30.1	77.0	0.19	0.50
Interest income, pre-tax (d)	(15.2)	—	(0.10)	—
Loss on Series B Preferred Stock dividend make-whole provision, pre-tax (e)	57.1	—	0.37	—
Income tax benefit (f)	(72.6)	(32.7)	(0.46)	(0.21)
Preferred stock (g)	30.2	—	0.19	—
Impact of October 2016 share issuance (h)	n/a	n/a	(0.08)	—
Adjusted Earnings (Non-GAAP)	$86.9	$111.6	$0.56	$0.72
Average Shares Outstanding			(millions)
Shares used in calculating diluted earnings per share			215.4	154.9
Adjustment for October 2016 share issuance (h)			(60.5)	—
Shares used in calculating adjusted earnings per share (Non-GAAP)			154.9	154.9
(a) Reflects legal, advisory and consulting fees, certain severance expenses and a fair value adjustment to the forward contract to issue 7.25% Mandatory Convertible Preferred Stock, Series A and are included in Costs to achieve the anticipated merger with Westar on the consolidated statements of comprehensive income (loss).
(b) Reflects fees and interest incurred to finance the acquisition of Westar under the May 2016 Merger Agreement, including fees for a bridge term loan facility and interest on Great Plains Energy's $4.3 billion senior notes issued in March 2017 and are included in Interest charges on the consolidated statements of comprehensive income (loss).
(c) Reflects the mark-to-market loss on interest rate swaps entered into in connection with financing the acquisition of Westar under the May 2016 Merger Agreement and is included in Interest charges on the consolidated statements of comprehensive income (loss).
(d) Reflects interest income earned on the proceeds from Great Plains Energy's October 2016 equity offerings and March 2017 issuance of senior notes to fund the cash consideration for the acquisition of Westar under the May 2016 Merger Agreement and is included in Non-operating income on the consolidated statements of comprehensive income (loss).
(e) Reflects the fair value adjustment recorded within Loss on Series B Preferred Stock dividend make-whole provisions on the consolidated statements of comprehensive income (loss).
(f) Reflects an income tax effect calculated at a 38.9% statutory rate, with the exception of certain non-deductible legal and financing fees.
(g) Reflects reductions to earnings available for common shareholders related to preferred stock dividend requirements for Great Plains Energy's 7.00% Series B Mandatory Convertible Preferred Stock issued in October 2016 and is included in Preferred stock dividend requirements on the consolidated statements of comprehensive income (loss).
(h) Reflects the average share impact of Great Plains Energy's issuance of 60.5 million shares of common stock in October 2016.

On a per-share basis, drivers for the decrease in year to date 2017 adjusted earnings (non-GAAP) per share compared to the same period in 2016 included the following:

•
An approximate $0.10 decrease from milder weather driven by a 17 percent decrease in cooling degree days in the second quarter 2017 coupled with a 7 percent decrease in heating degree days in the first quarter 2017 compared to 2016;

•	$0.04 decrease in the recovery of throughput disincentive associated with the Company's energy efficiency programs;

•	$0.06 increase in depreciation and amortization; and

•	$0.03 of other items.
These drivers were partially offset by an estimated $0.07 impact from an increase in weather-normalized retail demand.
Overall retail MWh sales were down 1.7 percent compared to the 2016 period with the decrease, again, primarily driven by weather. The unfavorable weather impact in the first six months of 2017, when compared to normal, was approximately $0.09 per share.
On a weather-normalized basis, for the 12 months ended June 30, 2017, retail MWh sales were flat, net of an estimated 0.7 percent impact from Missouri Energy Efficiency Investment Act, compared to the 2016 period.
Adjusted Earnings (Non-GAAP)
In addition to earnings available for common shareholders, Great Plains Energy's management uses adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) to evaluate earnings and earnings per share without the impact of the anticipated merger with Westar. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) exclude certain costs, expenses, gains, losses and the per share dilutive effect of equity issuances resulting from the anticipated merger and the previous plan to acquire Westar. This information is intended to enhance an investor's overall understanding of results. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are used internally to measure performance against budget and in reports for management and the Board of Directors. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies’ presentations or more useful than the GAAP information.
Great Plains Energy will post its 2017 Form 10-Q, as well as supplemental financial information related to the second quarter on its website, www.greatplainsenergy.com.

Earnings Webcast Information:
An earnings conference call and webcast is scheduled for 9:00 a.m. ET Thursday, August 10, 2017, to review the Company’s 2017 second quarter earnings and operating results.
A live audio webcast of the conference call, presentation slides, supplemental financial information, and the earnings press release will be available on the investor relations page of Great Plains Energy’s website at www.greatplainsenergy.com. The webcast will be accessible only in a “listen-only” mode.
The conference call may be accessible by dialing (888) 353-7071 (U.S./Canada) or (724) 498-4416 (international) five to ten minutes prior to the scheduled start time. The passcode is 31606238.
A replay and transcript of the call will be available later in the day by accessing the investor relations section of the Company’s website. A telephonic replay of the conference call will also be available through August 17, 2017, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (international). The pass code is 31606238.
About Great Plains Energy:
Headquartered in Kansas City, Mo., Great Plains Energy Incorporated (NYSE: GXP) is the holding company of Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company, two of the leading regulated providers of electricity in the Midwest. Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company use KCP&L as a brand name. More information about the companies is available on the Internet at: www.greatplainsenergy.com or www.kcpl.com.
Forward-Looking Statements:
Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to the anticipated merger transaction of Great Plains Energy and Westar Energy, Inc. (Westar Energy), including those that relate to the expected financial and operational benefits of the merger to the companies and their shareholders (including cost savings, operational efficiencies and the impact of the anticipated merger on earnings per share), the expected timing of closing, the outcome of regulatory proceedings, cost estimates of capital projects, redemption of Great Plains Energy convertible preferred stock, dividend growth, share repurchases, balance sheet and credit ratings, rebates to customers, employee issues and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and Westar Energy; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates that the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including, but not limited to, cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s and Westar Energy’s ability to successfully manage and integrate their respective transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; the ability of Great Plains Energy and Westar Energy to obtain the regulatory and shareholder approvals necessary to complete the anticipated merger or the imposition of adverse conditions or costs in connection with obtaining regulatory approvals; the risk that a condition to the closing of the anticipated merger may not be satisfied or that the anticipated merger may fail to close; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated merger; the costs incurred to consummate the anticipated merger; the possibility that the expected value creation from the anticipated merger will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies, the credit ratings of the combined company following the anticipated merger; disruption from the anticipated merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the anticipated merger; and other risks and uncertainties.
Great Plains Energy Contacts:
Investors: Calvin Girard, Senior Manager, Investor Relations, (816) 654-1777,
calvin.girard@kcpl.com
Media: Katie McDonald, Senior Director, Corporate Communications, (816) 556-2365,
katie.mcdonald@kcpl.com